UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2023

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 11, 2023, BioRestorative Therapies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers an aggregate of 685,033 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), in a registered direct offering (the “Offering”) at an offering price of $3.03 per share. The Offering is expected to close on or about July 13, 2023, subject to satisfaction of customary closing conditions.

The gross proceeds of the Offering will be approximately $2.1 million, before deducting placement agent fees and expenses and offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering in connection with its clinical trials with respect to its lead cell therapy candidate, BRTX-100, pre-clinical research and development with respect to its metabolic ThermoStem Program and for general corporate purposes and working capital.

The Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 and accompanying base prospectus (File No. 333-269631), previously filed with and declared effective by the Securities and Exchange Commission.

In connection with the Offering, the Company entered into a placement agency agreement dated July 11, 2023 (the “Placement Agency Agreement”), with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds of the Offering and reimburse it up to $60,000 for out-of-pocket expenses for legal fees and other expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement are not complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Placement Agency Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.  A copy of the legal opinion of Certilman Balin Adler & Hyman, LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On July 11, 2023, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

5.1	Opinion of Certilman Balin Adler & Hyman, LLP.
10.1	Purchase Agreement, dated July 11, 2023, by and between the Company and the Purchasers.
10.2	Placement Agency Agreement, dated July 11, 2023, by and between the Company and the Placement Agent.
99.1	Press release of the Company, dated July 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: July 11, 2023	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer